Exhibit (h)(1)



                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                           KINETICS MUTUAL FUNDS, INC.

                                       AND

                         KINETICS ASSET MANAGEMENT, INC.

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                                TABLE OF CONTENTS

1.       Duties of the Administrator........................................-1-

2.       Compensation of the Administrator..................................-5-

3.       Indemnification....................................................-5-

4.       Reports............................................................-6-

5.       Delegation of Certain Duties to Sub-Administrator..................-7-

6.       Activities of the Administrator....................................-7-

7.       Confidentiality....................................................-7-

8.       Duration and Termination of the Agreement..........................-7-

9.       Assignment.........................................................-7-

10.      Governing Law......................................................-8-

11.      Amendments to this Agreement.......................................-8-

12.      Merger of Agreement................................................-8-

13.      Notices............................................................-8-

14.      Regarding the Administrator........................................-8-

SCHEDULE A..................................................................A-1
   (a)   Administrative Service Fee
   (b)   Expenses
   (c)   Special Reports

                                      (i)
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                        ADMINISTRATIVE SERVICES AGREEMENT


                  AGREEMENT dated as of September 1, 1999 by and between KINETICS MUTUAL FUNDS, INC., a Maryland corporation, having an office and place of business at 477 Madison Avenue, New York, New York 10173 on behalf of its series, THE MEDICAL FUND (the "Fund"), and KINETICS ASSET MANAGEMENT, INC., a New York corporation, having its place of business at 477 Madison Avenue, New York, New York 10173 (the "Administrator").


                                   BACKGROUND

                  WHEREAS, the Company is an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Administrator is a corporation experienced in providing administrative services to mutual funds and possesses facilities sufficient to provide such services; and

                  WHEREAS, the Company, on behalf of the Fund, desires to avail itself of the experience, assistance and facilities of the Administrator and to have the Administrator perform for the Fund certain services appropriate to the operations of the Fund and the Administrator is willing to furnish such services in accordance with the terms hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                      TERMS

                  Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Administrator to act as the Fund's administrator for the Fund's authorized and issued shares of its common stock, ("Shares").

                  1.       DUTIES OF THE ADMINISTRATOR.

                           The Administrator agrees that it will provide all
administrative services necessary and customary to administer a mutual fund, and will provide the Fund with the necessary office space, communication and data processing facilities and personnel to perform such services for the Fund, including:

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                  A. GENERAL FUND MANAGEMENT.

                    (1)  Act as liaison among all Fund service providers.

                    (2)  Coordinate board communication by:

                                    (a)     establishing all meeting agendas;

                                    (b)     preparing and presenting board
                                            reports and collateral materials;

                                    (c)     supervising preparation of board
                                            minutes; and

                                    (d)     evaluating independent auditors and
                                            Fund counsel for board review and
                                            approval.

                    (3)  Coordinate all operations of the Fund.

                  B.  AUDITS.

                    (1) Provide central coordination of interactions with SEC and other regulatory agencies.

                    (2)  Provide office facilities to assist audit process.

                  C.  SEC REGISTRATION.

                    (1) Update prospectus, statement of additional information and proxies as required.

                    (2)  Coordinate updates with Fund Counsel.

                    (3) Coordinate printing and distribution of required prospectus updates and proxies.

                  D.  TREASURY SERVICES.

                    (1) Provide staff to act as officers and signatories to the Fund to authorize official documents.

                    (2)  Review and approve all Fund expense items.


                    (3) Maintain overall expense accrual targets for fiscal reporting periods and coordinate with Fund Accountant.


                  E. DUTIES OF SUB-ADMINISTRATOR - FIRSTAR MUTUAL FUND SERVICES LLC ("FMFS").

                    (1)  Financial Reporting.

                                    (a) Prepare Annual and Semi-Annual Reports.

                                    (b) Prepare Financial Highlights and Expense
                                        Summary for prospectus updates.

                                    (c) Prepare Rule 24f-2 Notice.

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                                    (d) Prepare financial reports and schedules
                                        for the Fund's independent auditors.

                                    (e) Prepare financials as required by the
                                        Administrator for inclusion in bond
                                        reports.

                                    (f) Supervise maintenance of the Fund's
                                        general ledger and the preparation
                                        of financial statements, expense
                                        accruals and payments, net asset
                                        value determination and the
                                        declaration and payment of dividends
                                        and other distributions to
                                        shareholders.

                  F. TAX REPORTING.

                    (1) Prepare and file on a timely basis federal and state tax returns, including forms 1120/8610 with any necessary schedules.

                    (2)  Prepare state income breakdowns where relevant.

                    (3) File 1099 Miscellaneous for payments to directors and other service promotions.

                    (4)  Monitor wash sales in portfolio.

                    (5) Calculate eligible dividend income for corporate shareholders.

                  G. PORTFOLIO REGULATORY COMPLIANCE.

                    (1) Monthly, quarterly and intra-month spot checks as needed to monitor compliance with Investment Company Act of 1940 requirements.

                                    (a) Asset diversification tests.

                                    (b) Total return and SEC yield calculations.

                                    (c) Maintenance of books and records under
                                        Rule 31a-3.

                                    (d) Code of ethics.

                    (2) Periodically monitor Fund's compliance with the policies and investment limitations of the Fund as set forth in its prospectus and statement of additional information.

                    (3) Monthly, quarterly and intra-month spot checks as needed to monitor the Fund's status under IRS Subchapter M through review of the following:

                                    (a) Asset diversification requirements.

                                    (b) Qualifying income requirements.

                                    (c) Distribution requirements.

                    (4) Calculate required distributions (including excise tax distributions).

                    (5)  Blue Sky Filings.

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                                    (a) Prepare and file with appropriate
                                        state securities authorities initial
                                        and subsequent filings to enable the
                                        Funds to make a continuous offering
                                        of its shares.

                                    (b) Monitor status and maintain
                                        registrations in each state.

                  1.1 ESTABLISHMENT OF PROCEDURE. Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and the Administrator.

                  1.2 INDEPENDENT CONTRACTOR. The Administrator shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                  2. COMPENSATION OF THE ADMINISTRATOR.

                     In consideration of the services to be performed by the Administrator as set forth herein for the Fund, the Administrator shall be entitled to receive and the Fund agrees to pay the Administrator the fees and reimburse those of out-of-pocket expenses set forth on the fee schedule attached hereto as Schedule A.

                  3. INDEMNIFICATION.

                    The Administrator shall not be responsible for, and the Fund shall indemnify and hold the Administrator harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

                           (a) All actions of the Administrator required to be
taken or taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct or violation of applicable law.

                           (b) The Fund's refusal or failure to comply with the
terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or violation of applicable law.

                           (c) The offer or sale of Shares in violation of any
requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state, except if such sale is conducted with the knowledge of the Administrator or against the written advice of the Administrator.

                  3.1 RELIANCE UPON AUTHORITY. At any time the Administrator may apply to any officer of the Fund for instructions, and may consult with the Fund's legal counsel with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement, and the Administrator shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel except if the Administrator knew or should have known that such conduct was illegal or improper. The Administrator shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund or its Advisor, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Administrator by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

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                  3.2 FORCE MAJEURE, ETC. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

                  3.3 CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

                  3.4 LIABILITY OF ADMINISTRATOR. The Administrator shall indemnify and hold the Fund harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to the Administrator's negligence or willful misconduct or violation of applicable law.

                  3.5 CLAIMS. In order that the indemnification provisions contained in this Article shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent. The party seeking indemnification shall notify the other party in a reasonable period of time after reviewing any claim. A copy of the claim shall accompany such notice. The other party shall have the right to choose counsel to defend against such claim after consultation with the party seeking indemnification.


                  4.REPORTS.

                    The Administrator shall provide to the Board of Directors of the Fund, on a quarterly basis, a report, in such a form as the Administrator and the Fund shall from time to time agree, representing that, to its knowledge, the Fund was in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Fund was not so in compliance. Whenever, in the course of performing its duties under this Agreement, the Administrator determines, on the basis of information supplied to the Administrator by the Fund, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, the Administrator shall promptly notify the Fund and its counsel of such violation.

                  5. DELEGATION OF CERTAIN DUTIES TO SUB-ADMINISTRATOR.

                     It is understood and agreed by the parties that the Administrator shall be entitled to delegate certain duties of the Administrator as set forth under Section 1 hereof, including but not limited, to financial reporting, tax reporting, portfolio compliance with the Investment Company Act of 1940, and "blue sky" filing obligations to Firstar Mutual Funds Services LLC, as sub-administrator, whose compensation shall be the sole responsibility of the Administrator.

                  6. ACTIVITIES OF THE ADMINISTRATOR.

                     The Administrator shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

                  7. CONFIDENTIALITY.

                     The Administrator agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as Confidential

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Information and such Confidential Information shall not be disclosed to any person except as may be authorized by the Fund.


                  8. DURATION AND TERMINATION OF THE AGREEMENT.

                    This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. This Agreement may be terminated by either party upon ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

                    Upon termination of this Agreement, the Administrator shall deliver all documentation and other property belonging to the Fund, if any, including, but not limited to, all Shareholder records, books stock ledgers, instruments and other documents(including computer or other electronically stored information) made or accumulated in the performance of its duties hereunder (which Administrator acknowledges are the property of the Fund), along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or other instruction.

                  9. ASSIGNMENT.

                    This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of the Administrator, or by the Administrator without the prior written consent of the Fund.

                 10. GOVERNING LAW.

                      The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                 11. AMENDMENTS TO THIS AGREEMENT.

                      This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

                 12. MERGER OF AGREEMENT.

                     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

                 13. NOTICES.

                      All notices and other communications hereunder shall be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, or by telecopier and shall be given to the following addresses (or such other addresses as to which notice is given):

                           TO THE FUND:    Kinetics Mutual Funds, Inc.
                                           477 Madison Avenue
                                           New York, NY 10173
                                           Fax No.      (212) 644-3050
                                           Attn: Mr. Steven R. Samson

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                  TO THE ADMINISTRATOR:    Kinetics Asset Management, Inc.
                                           477 Madison Avenue
                                           New York, NY 10173
                                           Fax No.(212) 644-3050
                                           Attn.: Mr. Lee W. Schultheis

                  14. REGARDING THE ADMINISTRATOR.

                      The Administrator warrants and represents that it is duly authorized and permitted to act as transfer agent and dividend disbursing agent under all applicable laws and that it will immediately notify the Fund of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.


KINETICS MUTUAL FUNDS, INC.,                KINETICS ASSET MANAGEMENT, INC.
on behalf of its series, The Medical Fund



By:____________________________________     By:_________________________________
                            , President                              , President

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                                   SCHEDULE A


(a)      ADMINISTRATIVE SERVICE FEE.

         For the services rendered by the Administrator in its capacity as administrator, as specified in Paragraph 1, "Duties of the Administrator", the Fund shall pay the Administrator within ten (10) days after receipt of an invoice from the Administrator at the beginning of each month 1/12th of .15% per annum of the Fund's average net assets of the Fund:

(b)      EXPENSES.

         The Fund shall reimburse the Administrator for any direct out-of-pocket expenses, incurred by the Administrator in connection with the performance of its duties hereunder to include: costs for printing, and filing with the SEC via EDGAR when applicable, fund documents (i.e. shareholder transaction confirmation statements, periodic shareholder transaction statements, redemption/dividend checks, envelopes, financial statements, forms 1099 and 5498, proxy statements, fund prospectus, initial 800-line installation cost and monthly recurring invoice from AT&T for incoming calls, postage, costs incurred by a mail fulfillment house* utilized for mailing the following (periodic shareholder account statements, semi-annual and annual financial statements, proxy statement, Fund prospectus), pro rata portion (not to exceed $300) of annual SAS-70 audit letter, and any authorized courier charges.

         The Administrator shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse the Administrator within fifteen (15) days after receipt thereof.

* Fund management reserves the right to approve the selection of the fulfillment house utilized or to utilize their internal facilities to do the mailing.

(c)      SPECIAL REPORTS.

         All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                  Labor:
                  Senior staff - $150.00/hr.
                  Junior staff - $  75.00/hr.



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